Exhibit 99.1

Westwater Resources Announces Strategic Update

Westwater Secures $55 Million in Capital Funding Since Mid-2025

Announces Third Quarter Investor Call

Centennial, CO – November 7, 2025: Westwater Resources, Inc. (NYSE American: WWR), an energy technology and critical minerals company, focused on developing battery-grade natural graphite (“Westwater,” “Westwater Resources,” or the “Company”), today announced a strategic update.

On November 3, 2025, FCA US LLC (“FCA”), which is a subsidiary of Stellantis N.V. (“Stellantis”), unexpectedly terminated its Binding Offtake Agreement with the Company dated July 17, 2024. Stellantis was one of three companies, including SK On and Hiller Carbon, with existing offtake agreements with Westwater.

"Collectively, our offtake agreements with Stellantis, SK On, and Hiller Carbon supported our ongoing debt syndication,” said Terence Cryan, Executive Chairman of Westwater Resources. “However, due to Stellantis’s unexpected termination, the debt syndication is now paused, although our engagement with EXIM and other government agencies regarding financing opportunities is ongoing. In response to these developments, we are focused on optimizing the Kellyton Plant to meet our current offtake commitments, which should reduce the total capital needed to complete Phase I."

Efforts are now underway to optimize capital investment for Phase I of the Kellyton Graphite Plant (“Kellyton Plant”). The intention is to adjust processing capacity to match the existing offtake agreements and available financing in this initial phase. This strategy is expected to lower the plant’s initial capacity and, in turn, decrease the total capital and reduce the time needed to reach commercial production. The Company expects to complete this optimization evaluation by the end of the year and plans to provide an update to the market in early 2026.

Both of the offtake agreements with SK On and Hiller Carbon remain in effect. While FCA has indicated they are open to reconsidering a new arrangement with the Company, any future agreement would be based on current market conditions. The Company continues to explore additional offtake opportunities with other prospective customers and are providing them with samples as part of its ongoing engagement.

Financing Update

Since June 30, 2025, Westwater has raised approximately $55 million through its at-the-market (“ATM”) program and a series of convertible note offerings, with a current cash balance of approximately $53 million as of November 5, 2025. Substantially all of the funds were raised through the ATM before the Company filed to increase the size of its ATM program to $75 million on October 17, 2025.

"As fellow stockholders, we are mindful of dilution while recognizing the importance of maintaining sufficient liquidity to advance our strategic initiatives,” said Steve Cates, Chief Financial Officer of Westwater Resources. “The additional liquidity we raised after June 30 was driven by strong investor interest in critical minerals and Westwater’s positioning as one of the most advanced U.S.-based natural graphite developers with early market mover advantages.”

The additional liquidity will allow the Company to navigate its optimization of Phase I of the Kellyton Plant, fund additional equipment purchases, support ongoing permitting activities at its Coosa Graphite Deposit, and continue evaluation of potential government funding.

As previously announced, Westwater filed an application with the U.S. Export-Import Bank (“EXIM”) related to the Kellyton Plan, which started EXIM’s due diligence process. This process continued during the third quarter but has since been delayed due to the recent U.S. government shutdown.

In addition to the EXIM loan application, Westwater has engaged advisors to support ongoing efforts to secure other sources of government funding that may be available to the Company.

Mr. Cryan concluded: “We are focused on completing our evaluation of optimizing Phase I of the Kellyton Plant in light of our existing offtake agreements and available financing. That said, we remain actively engaged with interested customers for potential additional offtake opportunities and continue to push forward on permitting activities for the Coosa deposit. The U.S. domestic battery materials sector is still in its infancy, and we are at its forefront, navigating the challenges that come with developing an industry at this early stage. Fundamentally, we're confident in our ability to adapt and move forward effectively."

Conference Call

Management will host a conference call to provide a business update on November 13, 2025, at 9:00AM Eastern Standard Time.

The Company encourages investors to submit questions in advance of the call to the Investor E-mail inbox at investorrelations@westwaterresources.net.

Webcast Link: https://event.choruscall.com/mediaframe/webcast.html?webcastid=bHo2o5s6

Dial-Ins:

USA / Canada Toll Free: 1-833-752-3988

International Dial-In: 1-647-849-3183

Conference Call Replay

(Available until November 20, 2025)

USA / Canada Toll Free: 1-855-669-9658

International Toll: 1-412-317-0088

Replay Access Code: 6098873

About Westwater Resources, Inc.

Westwater Resources is an energy technology and critical minerals company that is focused on developing battery-grade natural graphite. Westwater Resources’ primary project is the Kellyton Graphite Processing Plant that is under construction in east-central Alabama. In addition, Westwater Resources’ Coosa Graphite Deposit is the largest and most advanced natural flake graphite deposit in the contiguous United States — and is located across 41,965 acres (~17,000 hectares) in Coosa County, Alabama. For more information, visit westwaterresources.net.

Cautionary Statement Regarding Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “update,” “paused,” “ongoing,” “developments,” “optimizing,” “intention,” “should reduce,” “match,” “lower,” “decrease,” “increase,” “reduce,” expects,” “current market,” “prospective,” “approximately,” “substantially,” “strong investor interest,” “sufficient liquidity,” “optimization,” “ongoing,” “evaluation,” “delayed,” “actively engaged,” “potential,” “navigating,” “developing,” “move forward,” “effectively,” and other similar words or phrases. Forward looking statements include, among other things, statements concerning: evaluation and optimization of Phase I of the Kellyton Plant, including adjustments to processing capacity, capital requirements, and timeline; potential debt syndication efforts, including its timing; the construction and operation of the Kellyton Graphite Plant, the Company’s Coosa Graphite Deposit and the costs, schedules, production and economic projections associated with them; incentives, policy decisions and tariffs by the federal government including their impact on capital markets in general and our business specifically; plans for advancing the letter of interest received from EXIM and the formal loan application submitted to EXIM, and EXIM’s efforts to complete its due diligence, underwriting and finalization of the terms and conditions of any possible loan; and our plans to secure other sources of government funding. The Company cautions that there are factors that could cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of the Company; accordingly, there can be no assurance that such suggested results will be realized. Additional factors and forward-looking information is discussed in Westwater’s Annual Report on Form 10-K for the year ended December 31, 2024, and subsequent securities filings, and they could cause actual results to differ materially from management expectations

Contacts

Westwater Resources, Inc.

Email: Info@WestwaterResources.net

Investor Relations
Email: Investorrelations@westwaterresources.net

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